EXHIBIT 10.2
TRANSITION AGREEMENT AND RELEASE
This Transition Agreement and Release (“Agreement”) is made by and between Shafique Virani (“Employee”) and Recursion Pharmaceuticals, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed a confirmatory employment letter with the Company dated March 21, 2021 (the “Employment Letter”);

WHEREAS, Employee signed a participation agreement (the “Participation Agreement”), pursuant to which Employee was a participant in the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”);

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company (the “Confidentiality Agreement”);

WHEREAS, the Company granted Employee the options to purchase shares of the Company’s common stock (each, an “Option”) and/or awards of restricted stock units (each, an “RSU Award”) listed in Exhibit A (such Options and/or RSU Awards, the “Equity Awards”), each subject to the terms and conditions of the Key Personnel Incentive Plan, the Company’s 2016 Equity Incentive Plan or the 2021 Equity Incentive Plan (the “Plans”) and the applicable award agreement between the Company and Employee applicable to each Option (each, an “Equity Award Agreement”) (the Plans together with the Equity Award Agreements, the “Stock Agreements”);

WHEREAS, Employee separated from employment with the Company effective February 6, 2024 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:
COVENANTS

1.Consideration. In consideration of and contingent on Employee’s execution of this Agreement, this Agreement going into effect, and Employee’s fulfillment of all of its terms and conditions, the Company agrees as follows:

a.Advisory Services Opportunity. The Company agrees to enter into an Advisory Agreement with Employee, attached hereto as Exhibit B (the “Advisory Agreement”), pursuant to which Employee will provide advisory services to the Company as an independent contractor immediately following the end of Employee’s employment with the Company pursuant to the terms and conditions set forth in the Advisory Agreement (the period that Employee actually provides such services, the “Advisory Period”), and will be eligible for the compensation set forth therein. Nothing in this Agreement or the
4875-9998-4802.5

Advisory Agreement pertaining to Employee’s anticipated role as an advisor shall in any way be construed to constitute Employee as agent, officer, employee, or representative of the Company. Notwithstanding anything to the contrary in the Advisory Agreement, the Parties agree that the Advisory Agreement and the related advisory services opportunity shall terminate immediately and without penalty to the Company in the event that Employee (i) does not execute this Agreement within the time period specified herein, or (ii) revokes this Agreement under Sections 6 and 28 below.

b.Supplemental Release. Employee agrees to execute, within twenty-one (21) calendar days after the date the Advisory Period ends, the Supplemental Release attached hereto as Exhibit C (the “Supplemental Release”), in exchange for the consideration set forth therein; provided, however, that the Company may modify the Supplemental Release pursuant to or otherwise as may be required by applicable law. Subject to Employee executing the Supplemental Release (along with this Agreement), the Company agrees to provide to Employee the consideration set forth in the Supplemental Release. Employee’s failure to sign the Supplemental Release in the specified time period will constitute a material breach of this Agreement.

c.General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed above and that without the Supplemental Release, Employee is not entitled to the consideration set forth in the Supplemental Release.

2.Equity Awards. During the Advisory Period, the Equity Awards will continue to vest and otherwise continue in accordance with their terms and conditions. In addition, every three months during the Advisory Period, the Company’s Board of Directors (the “Board”) will review Employee’s contributions towards the completion of transformative transactions, and based on such assessment, the Board will consider whether to accelerate the vesting of a portion of Employee’s outstanding Equity Awards, as determined by the Board in its discretion.
3.Benefits. Employee’s Company-sponsored health insurance benefits shall cease on February 29, 2024 (or such earlier date as may be required by applicable plan terms and conditions), subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.
4.Payment of Salary and Receipt of All Benefits and Reimbursements. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has (as applicable) paid or provided all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, equity awards, vesting, and any and all other benefits and compensation due to Employee. Employee also affirms that Employee has submitted all expense reports in compliance with Employer’s policies and procedures and been reimbursed for all expenses necessarily incurred by Employee in following Employer’s directions or incurred in performing Employee’s duties during Employee’s employment with Employer. For the avoidance of doubt, Employee acknowledges and agrees that Employee is not entitled to receive any payments or benefits under the Severance Plan.
5.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, its parents, subsidiaries, affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organizations or co-employers, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:
a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, the following, each as may be amended, and except as prohibited by law: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the Florida Civil Rights Act of 1992, the Florida Workers’ Compensation Retaliation provision, the Florida Minimum Wage Act, the Florida Equal Pay Law, and the Florida Whistleblower Protection Act;
e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee from the Company; and
h.    any and all claims for attorneys’ fees and costs.
Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with the “Arbitration” section below, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits.

6.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the twenty-one (21)-day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
7.Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Employee’s favor at the time of executing the release, which, if known by Employee, must have materially affected Employee’s settlement with the Releasees. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect.
8.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
9.No Right to Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.
10.Confidentiality. Subject to the “Protected Activity Not Prohibited” section below (and as applicable, the “Protected Activity Not Prohibted” section in the Advisory Agreement), Employee agrees to maintain in complete confidence the existence of this Agreement and the Supplemental Release, the contents and terms of this Agreement and the Supplemental Release, and the consideration for this Agreement and the Supplemental Release (hereinafter collectively referred to as “Separation Information”), and Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. If, however, Employee becomes an advisor to the Company pursuant to the Advisory Agreement, Employee may disclose that he is an advisor to the Company for the time period Employee is a service provider to the Company under such Advisory Agreement. Except as required by law, and subject to the “Protected Activity Not Prohibited” section below, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement or the Supplemental Release, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.

11.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and all restrictive covenants.  During the Advisory Period, Employee may continue to use his Company-provided laptop computer (the “Laptop”), although the Company may require the earlier return of the Laptop in its discretion. Employee’s signature below constitutes his certification under penalty of perjury that, other than the Laptop, Employee does not have in his possession, custody, or control, and has returned to the Company, all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents, items, or property, or reproductions of any and all aforementioned items (whether in physical or electronic form) provided to him by the Company (with the exception of personnel documents specifically relating to Employee), developed or obtained by Employee in connection with his relationship with the Company or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company.
12.No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement or the Supplemental Release. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.
13.Nondisparagement. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.
14.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement or the Supplemental Release shall in any way limit or prohibit Employee from engaging in any “Protected Activity,” which means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Additionally, nothing in this Agreement or the Supplemental Release constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement or the Supplemental Release shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. When engaging in any of the protected conduct described in this section, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company confidential information; provided, however, that such disclosures may be made to Government Agencies in connection with Protected Activity. For the sake of clarity, Company confidential information does not include information regarding working conditions, wages, benefits, or other terms and conditions of employment. Additionally, Employee understands that the protected conduct described herein does not include the disclosure of any Company attorney-client privileged communications or privileged attorney work product. Employee understands that nothing in the Confidentiality Agreement shall limit or prohibit Employee from engaging in any protected conduct set forth in this section. Finally, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
15.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver in this Agreement or the Supplemental Release under the ADEA, or of any provision of the Confidentiality Agreement or the Advisory Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and the Supplemental Release and to obtain damages, except as provided by law.
16.No Admission of Liability. Employee understands and acknowledges that with respect to all claims released in this Agreement and the Supplemental Release, this Agreement and the Supplemental Release constitute a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement and the Supplemental Release, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
17.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
18.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT OR THE SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN FLORIDA BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY

PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER FLORIDA’S RULES OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW.  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL APPLY SUBSTANTIVE FLORIDA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS OF ANY JURISDICTION. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. EMPLOYEE UNDERSTANDS THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT, THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE, AND THE SUPPLEMENTAL RELEASE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
19.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement or the Supplemental Release. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided under this Agreement or the Supplemental Release by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
20.No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement and the Supplemental Release. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement or the Supplemental Release.
21.Section 409A. It is intended that this Agreement and the Supplemental Release comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities in this Agreement and the Supplemental Release will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement or the Supplemental Release is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement or the Supplemental Release; or (ii) revisions to this Agreement or the Supplemental Release with respect to the payment of any awards, which are necessary or appropriate to avoid the imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.
22.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement and the Supplemental Release. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement and the Supplemental Release. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released in this Agreement or the Supplemental Release.
23.Severability. In the event that any provision or any portion of any provision hereof (or the Supplemental Release) or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement and the Supplemental Release shall continue in full force and effect without said provision or portion of provision.
24.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver in this Agreement or the Supplemental Release under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement or the Supplemental Release, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
25.Entire Agreement. This Agreement (and the Supplemental Release, when entered into and effective) represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and the Supplemental Release and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements.
26.No Oral Modification. This Agreement and the Supplemental Release may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.
27.Governing Law. This Agreement and the Supplemental Release shall be governed by the laws of the State of Florida, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of Florida.
28.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
29.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.
30.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:
(a)    Employee has read this Agreement;

(b)    Employee has had a reasonable period of at least twenty-one (21) days in which to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;

(c)    Employee understands the terms and consequences of this Agreement and of the releases it contains;

(d)    Employee is fully aware of the legal and binding effect of this Agreement; and

(e)    Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

[The remainder of this page is intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
SHAFIQUE VIRANI, an individual
Dated: 2/6/2024    /s/ Shafique Virani
Shafique Virani
RECURSION PHARMACEUTICALS, INC.
Dated: 2/6/2024    By: /s/ Christopher Gibson
    Christopher Gibson
    CEO

Exhibit A
(Equity Awards)

Grant ID	Grant Date	Type of Equity Award*	Exercise Price Per Share	Original Number of Shares Subject to Equity Award
ES-411	March 4, 2020	ISO	$2.22	45,045
ES-411N	March 4, 2020	NSO	$2.22	704,955
FIDLU76EF9O31	February 4, 2022	ISO	$11.40	38,438
FIDLU76EF9O31	February 4, 2022	NSO	$11.40	42,012
FIDLP7EHG7CZS	February 4, 2022	NSO	$11.40	5,436
FIDLP7EHG7DEO	February 4, 2022	RSU	n/a	40,225
FIDLP7EHG7DFH	February 4, 2022	RSU	n/a	2,718
FIDMOFZXOSSEI	February 1, 2023	ISO	$8.55	16,082
FIDMOFZXOSSEI	February 1, 2023	NSO	$8.55	196,425
FIDMOFZXOSS2G	February 1, 2023	RSU	n/a	106,253
FIDMOFZXOSS3A	February 1, 2023	RSU	n/a	10,837
Annual Bonus RSUs (yet to be granted)	Yet to be granted Feb. 2024	RSU	n/a	TBD (dollar grant value of $104,000)
Total:				1,208,426 (prior to Feb. 2024 grant)

Exhibit B
(Advisory Agreement)

Exhibit C
SUPPLEMENTAL RELEASE
This Supplemental Release (“Supplemental Release”) is made by and between Shafique Virani (“Advisor”) and Recursion Pharmaceuticals, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Transition Agreement and Release to which this Supplemental Release was attached as an exhibit (the “Transition Agreement”).
1.Consideration. In consideration for the Company’s payment to Advisor of the amount(s) set forth below in Sections 1.a. and/or 1.b. (as applicable), Advisor hereby extends Advisor’s release and waiver of claims in Section 5 of the Transition Agreement to any claims that may have arisen between the date Advisor signed the Transition Agreement and the date Advisor signs this Supplemental Release. Advisor acknowledges that without this Supplemental Release, Advisor is not entitled to such consideration.
a.The Company shall pay to Advisor a lump sum cash payment of $2,500 within ten (10) business days after the Supplemental Release Effective Date (as defined below).
b.If, prior to August 1, 2024, the Company terminates the Advisory Agreement for any reason other than for Cause (as defined below), the Company shall pay Advisor a lump sum cash payment equal to the following amount within ten (10) business days after the Supplemental Release Effective Date: (a) $390,000 if such termination occurs in February 2024, (b) $325,000 if such termination occurs in March 2024, (c) $260,000 if such termination occurs in April 2024, (d) $195,000 if such termination occurs in May 2024, (e) $130,000 if such termination occurs in June 2024, or (f) $65,000 if such termination occurs in July 2024. For the avoidance of doubt, if the Company terminates the Advisory Agreement after July 2024 for any reason, Advisor will not receive any payment pursuant to this Section 1.b.
For purposes of this Supplemental Release, “Cause” means the following: (i) an act of dishonesty made by Advisor in connection with Advisor’s performance of Services under the Advisory Agreement, (ii) Advisor’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Advisor’s gross misconduct, (iv) Advisor’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Advisor owes an obligation of nondisclosure as a result of Advisor’s relationship with the Company; (v) Advisor’s willful breach of any obligations under any written agreement or covenant with the Company; or (vi) Advisor’s failure to provide Services under the Advisory Agreement after Advisor has received a written demand of performance from the Company with specifically sets forth the factual basis for the Company’s belief that Advisor has not substantially performed Services under the Advisory Agreement and has failed to cure such non-performance to the Company’s satisfaction within 10 business days after receiving such notice.
2.Acknowledgment of Receipt of All Compensation. Advisor acknowledges and represents that the Company and its agents have paid or provided all compensation, including, without limitation, all advisory fees, stock, stock options, vesting, and any and all other benefits and compensation due to Advisor.
3.Incorporation of Terms of Transition Agreement. The Parties further acknowledge that the terms of the Transition Agreement shall apply to this Supplemental Release and are incorporated herein to the extent that they are not inconsistent with the express terms of this Supplemental Release.
4.Equity. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Advisor could otherwise be entitled to purchase from the Company, pursuant to the exercise of outstanding Options, and vesting of RSU Awards, Advisor will be considered to have vested only up to the last day of the Advisory Period. Advisor acknowledges that as of the last day of the

Advisory Period, Advisor has vested in [# OF OPTIONS] and received [# OF SHARES] of the Company’s common stock pursuant to any vested RSU Awards (the “Vested Securities”). Advisor acknowledges that the total amount of Vested Securities is inclusive of all shares previously acquired by exercising a vested Option and all shares received in settlement of any vested RSU Awards. In addition to the limitations of the Vested Securities, Advisor acknowledges and agrees that Advisor holds no other interest in the Company’s equity pursuant to any additional agreements similar to the Stock Agreements nor is Advisor entitled to any further vesting of the Equity Awards pursuant to the Stock Agreements.
5.Company Property. Advisor’s signature below constitutes his certification under penalty of perjury that Advisor does not have in his possession, custody, or control, and has returned to the Company, all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents, items, or property, or reproductions of any and all aforementioned items (whether in physical or electronic form) provided to him by the Company (with the exception of personnel documents specifically relating to Advisor), developed or obtained by Advisor in connection with his relationship with the Company or otherwise belonging to the Company, including, but not limited to, the Laptop and all passwords to any software or other programs or data that Advisor used in performing services for the Company.
6.Acknowledgment of Waiver of Claims under ADEA. Advisor understands and acknowledges that, to the extent applicable, Advisor is waiving and releasing any rights or claims Advisor may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Advisor understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Advisor signs this Supplemental Release. Advisor understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Advisor was already entitled. Advisor further understands and acknowledges that Advisor has been advised by this writing that: (a) Advisor should consult with an attorney prior to executing this Supplemental Release; (b) Advisor has had more than twenty-one (21) days within which to consider this Supplemental Release; (c) Advisor has seven (7) days following Advisor’s execution of this Supplemental Release to revoke this Supplemental Release; (d) this Supplemental Release shall not be effective until after the revocation period has expired; and (e) nothing in this Supplemental Release or the Transition Agreement prevents or precludes Advisor from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. Advisor acknowledges and understands that any revocation of this Supplemental Release must be accomplished by a written notification to the person executing this Supplemental Release on the Company’s behalf that is received prior to the Supplemental Release Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the twenty-one (21)-day period.
7.Supplemental Release Effective Date. Advisor understands that this Supplemental Release shall be null and void (i) if executed by Advisor before the termination or expiration of the Advisory Agreement,  or (ii) if not executed by Advisor within twenty-one (21) days following termination or expiration of the Advisory Agreement. Each Party has seven (7) days after that Party signs this Supplemental Release to revoke it. This Supplemental Release will become effective on the eighth (8th) day after Advisor signed this Supplemental Release, so long as it has been signed by the Parties on or after the Separation Date and has not been revoked by either Party before that date (the “Supplemental Release Effective Date”).
8.Entire Agreement. This Supplemental Release and the Transition Agreement represent the entire agreement and understanding between the Company and Advisor concerning the subject matter of this Supplemental Release and the Transition Agreement and Advisor’s relationship with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Advisor’s relationship with the Company, with the exception of the Confidentiality Agreement, and provisions in the Advisory Agreement that survive its termination (as set forth in Section 6(C)(2) therein).
9.Voluntary Execution of Agreement. Advisor understands and agrees that Advisor executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Advisor’s claims against any of the Releasees. Advisor acknowledges that:

(a)    Advisor has read this Supplemental Release;
(b)    Advisor has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of Advisor’s own choice or has elected not to retain legal counsel;
(c)    Advisor understands the terms and consequences of this Supplemental Release and of the releases it contains;
(d)    Advisor has not relied upon any representations or statements made by the Company that are not specifically set forth in this Supplemental Release or in the Transition Agreement; and
(e)    Advisor is fully aware of the legal and binding effect of this Supplemental Release.

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IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

        SHAFIQUE VIRANI, an individual

Dated: ________________
        Shafique Virani

        RECURSION PHARMACEUTICALS, INC.

Dated: ________________    By